Exhibit 99.4

OUSTER, INC.

SPECIAL MEETING OF STOCKHOLDERS

January 26, 2023 at 9:00 a.m. Pacific Time

This proxy is solicited by the Ouster, Inc. Board of Directors

The undersigned hereby appoint(s) Angus Pacala and Anna Brunelle, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Ouster, Inc. (“Ouster”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders which will be held as a virtual meeting on January 26, 2023, beginning at 9:00 a.m., Pacific Time and conducted via live webcast accessible at www.virtualshareholdermeeting.com/OUST2023SM, and any and all continuations, postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Shareholders, including any previously given by telephone or internet.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OUST2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This WHITE proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” Proposal 1, the Ouster share issuance proposal, “FOR” Proposal 2, the Ouster reverse stock split proposal, and “FOR” Proposal 3, the Ouster adjournment proposal, in accordance with the recommendation of the Ouster Board of Directors, and in their discretion on any other matters that may properly come before the meeting.

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Ouster, Inc.

The Board of Directors recommends you vote FOR Proposals 1, 2 & 3

1.

To approve the issuance of shares of Ouster common stock (including securities convertible into or exercisable for shares of Ouster common stock) to certain equityholders of Velodyne Lidar, Inc., which is referred to as Velodyne, pursuant to the Agreement and Plan of Merger, dated as of November 4, 2022 (as it may be amended from time to time), by and among Ouster, Oban Merger Sub, Inc., Oban Merger Sub II LLC, and Velodyne, which proposal is referred to as the Ouster share issuance proposal;

FOR            AGAINST             ABSTAIN

2.

To approve an amendment to the Ouster charter to allow Ouster to have the option to effect, separate from and following the closing of the mergers, (a) a reverse stock split of Ouster common stock at one of six reverse stock split ratios, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine and one-for-ten, with an exact ratio to be determined by the board of the combined company following the closing or the Ouster board, as applicable, and (b) if and when the reverse stock split is effected, a corresponding reduction in the number of authorized shares of Ouster common stock by the selected reverse stock split ratio, which proposal is referred to as the Ouster reverse stock split proposal (approval of which is not conditioned upon approval of the Ouster share issuance proposal or on completion of the mergers); and

FOR            AGAINST             ABSTAIN

3.

To approve the adjournment of the Ouster special meeting to solicit additional proxies if there are not sufficient votes at the time of the Ouster special meeting to approve the Ouster share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Ouster stockholders, which proposal is referred to as the Ouster adjournment proposal.

FOR            AGAINST             ABSTAIN

Signature of Stockholder______________________________
Signature, if held jointly (Title)________________________
Date:________________________________________, 2023

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer